UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):November 28, 2011

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously reported, in an advisory stockholder vote on the frequency of future advisory votes regarding the compensation of our named executive officers held at the annual meeting of stockholders of Finisar Corporation (the “Company”) on November 28, 2011, 57,181,471 shares of the Company’s common stock were voted in favor of annual votes, 1,653,932 shares in favor of votes every two years and 5,034,741 shares in favor of votes every three years. There were 15,073,830 broker non-votes.
In light of the vote of the Company’s stockholders, the Company’s Board of Directors has determined to hold future advisory stockholder votes on the compensation of the Company’s named executive officers on an annual basis until the next required stockholder vote on the frequency of such votes is held or until the Board of Directors otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 7, 2012

Finisar Corporation

By:     /s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President, General Counsel and Secretary